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                                                                       Ex-99.E.2
(NEW YORK LIFE LOGO)

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (NYLIAC)
(A Delaware Corporation) 51 Madison Avenue, New York, NY 10010

                   Simplified Medical Questionnaire - Part II

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
First Name                   Middle Name                   Last Name                   [ ] Male           Date of Birth (mm/dd/yyyy)
                                                                                       [ ] Female

[ ] Social Security No. or [ ] Tax ID No. [ ] Exempt [ ] Applied for            Policy No./Tracking No.

This Supplement will replace the medical underwriting questions on the NB21 204 series application and the NYLAPPS/FACTS 202 series application. "Yes" answers to any part of questions 1 through 3 of this supplement will disqualify the person from coverage.

1.   In the last two (2) years has the Proposed Insured visited a hospital emergency room for a medical illness or
     been admitted to a hospital or other medical facility for a medical illness or a major surgical procedure? ...   [ ] Yes [ ] No

2.   In the last five (5) years, has the proposed insured had, been told he/she has, been treated or advised to receive treatment for: (If "YES' circle all conditions that apply).

     a    Chronic bronchitis, emphysema (COPD); or do you receive oxygen therapy? .................................   [ ] Yes [ ] No

     b.   Heart attack, chest pains; heart disorder; angina, heart surgery or angioplasty? ........................   [ ] Yes [ ] No

     c.   Stroke, transient ischemic attack (TIA) or vascular disease (peripheral vascular disease, aneurysm,
          blockage of any artery)? ................................................................................   [ ] Yes [ ] No

     d.   Diabetes requiring insulin treatment? ...................................................................   [ ] Yes [ ] No

     e.   Cancer (such as, breast cancer, colon cancer, lung cancer, brain cancer, liver cancer, pancreatic cancer, stomach cancer, bone cancer, melanoma, or other types of cancer) or tumor, radiation therapy or
          chemotherapy for cancer; leukemia, Hodgkin's disease; or lymphoma? ......................................   [ ] Yes [ ] No

     f.   Muscular dystrophy; ALS; lupus; or any major psychiatric or mental health condition requiring
          hospitalization? ........................................................................................   [ ] Yes [ ] No

     g.   Multiple sclerosis; seizures; Alzheimer's disease or other neurological disorder? .......................   [ ] Yes [ ] No

     h.   Pancreatitis; hepatitis; cirrhosis; kidney failure or dialysis; anemia requiring blood transfusions? ....   [ ] Yes [ ] No

     i.   Drug or alcohol abuse; used cocaine or other controlled substances; or been counseled or hospitalized for
          drug or alcohol use? ....................................................................................   [ ] Yes [ ] No

     j.   Unexplained weight loss exceeding twenty (20) pounds? ...................................................   [ ] Yes [ ] No

3.   In the last five (5) years, has the Proposed Insured had or been treated for HIV infection or AIDS (Acquired
     Immune Deficiency Syndrome)? .................................................................................   [ ] Yes [ ] No

THE UNDERSIGNED DECLARE THAT, to the best of their knowledge and belief, all the answers given in this Part II are correctly recorded, complete and true.

Dated at ____________________________________________ on ____/____/____   __________________________________________________________
                         (City State)                     (mm/dd/yyyy)    Signature of Person Proposed for Coverage


_______________________________________________________________________   Witnessed by _____________________________________________
Signature of Parent or Guardian, if Person Proposed for Coverage is
under age 14 years and 6 months

GO Code ___________________________ Agent Code ____________________________ Agent Last Name (Print) ________________________________

22670
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